Exhibit 5.1

March 12, 2012

Pall Corporation
25 Harbor Park Drive
Port Washington, New York 11050

Re:	Pall Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Pall Corporation (the “Company”) with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 7,100,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) to be offered pursuant to the Pall Corporation 2012 Stock Compensation Plan (the “Plan”).

     I am the Senior Vice President, General Counsel and Corporate Secretary of the Company and an attorney licensed to practice law in the State of New York and my opinion is expressly limited to the laws of the State of New York, the Business Corporation Law of the State of New York, and the federal laws of the United States.

     I have examined the Registration Statement, the Company’s Restated Certificate of Incorporation and Restated By-Laws, as in effect on the date hereof, the Plan and certain proceedings of the Company as reflected in the minutes of meetings of the Company’s Board of Directors. I have also examined such other records, documents and questions of law as I have considered necessary and appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals or certified copies of all documents submitted to me as copies.

     Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, it is my opinion that, the shares of Common Stock issuable under the Plan will be, when issued and sold in accordance with the terms of the Plan, legally issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Robert G. Kuhbach
Robert G. Kuhbach
Senior Vice President, General Counsel
and Corporate Secretary